Exhibit 3.1.33

Certificate of Limited Partnership

Name of Limited Partnership:

CARRABBA’S/MID EAST, LIMITED PARTNERSHIP

Business Address of Limited Partnership:

2202 N WEST SHORE BLVD.

5TH FLOOR

TAMPA, FL. US 33607

Mailing Address of Limited Partnership:

2202 N WEST SHORE BLVD.

5TH FLOOR

TAMPA, FL. US 33607

The name and Florida street address of the registered agent is:

JOSEPH J KADOW

2202 N WEST SHORE BVD.

5TH FLOOR

TAMPA, FL. 33607

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: /s/ JOSEPH J KADOW

The latest date upon which the Limited Partnership is to be dissolved is:

06/21/2045

The name and address of all general partners are:

Title: G

OUTBACK STEAKHOUSE OF FLORIDA, INC.

2202 N WEST SHORE BLVD., 5TH FLOOR

TAMPA, FL. 33607 US

The effective date for this Limited Partnership shall be:

06/21/2005

Affidavit of Capital Contributions

For Florida Limited Partnership

The undersigned constituting all of the general partners of:

CARRABBA’S/MID EAST, LIMITED PARTNERSHIP

a Florida Limited Partnership, certify:

The amount of capital contributions to date of the limited partners is:

0.00

The total amount contributed and anticipated to be contributed by the limited partners at this time totals:

0.00

Signed this Twenty First day of June, 2005

Under the penalties of perjury I (we) declare the I (we) have read the foregoing and know the contents thereof and that the facts stated herein are true and correct.

General Partner Signature: /s/ JOSEPH J KADOW, VP AND SECRETARY

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CARRABBA’S/MID-EAST, LIMITED PARTNERSHIP

(Insert name currently on file with Florida Dept. of State)

Pursuant to the provisions of section 620.109, Florida Statutes, this Florida limited partnership, whose certificate was filed with the Florida Dept. of State on June 21, 2005 , adopts the following certificate of amendment to its certificate of limited partnership.

FIRST: Amendment(s): (indicate article number(s) being amended, added, or deleted)

Article 6 is changed to read:

The general partner is Carrabba’s Italian Grill, Inc. with a business address at

2202 N WESTSHORE BLVD

5TH FLR TAMPA FL 33607

SECOND: This certificate of amendment shall be effective at the time of its filing with the Florida Department of State.

THIRD: Signature(s)

Signature of current general partner:

/s/ Joseph J. Kadow
Joseph J. Kadow, Exec. VP & Secretary of Outback Steakhouse of Florida, Inc.

Signature(s) of new general partner(s), if applicable:

/s/ Joseph J. Kadow
Joseph J. Kadow, Executive VP & Secretary of Carrabba’s Italian Grill, Inc.